As filed with the Securities and Exchange Commission on July 9, 2021

Registration No. 333-235891

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Auddia Inc.

(Exact name of registrant as specified in its charter)

Delaware	7371	45-4257218
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2100 Central Ave., Suite 200

Boulder, Colorado 80301

Michael Lawless

Chief Executive Officer

Clip Interactive, LLC

2100 Central Ave., Suite 200

Boulder, Colorado 80301

(303) 219-9771

Copies to:

Stanley Moskowitz, Esq.
Bingham & Associates Law Group APC
Second Street. Suite 195
Encinitas, CA 92024
858-523-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ⊠

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTES

Auudia Inc., or the Registrant, filed with the Securities and Exchange Commission, or the SEC, a Registration Statement on Form S-1 (Registration No. 333-235891) on January 10, 2020, as subsequently amended, which was declared effective by the SEC on February 16, 2021 (the “Registration Statement”).

The Registration Statement contained two forms of prospectus, as set forth below.

•	Public Offering Prospectus. A prospectus to be used for the initial public offering by Auddia Inc. of 3,991,818 units. Each Unit consisting of one share of common stock and one Series A Warrant to purchase one share of common stock (and an additional 598,772 shares and/or Series A Warrants which may be sold upon exercise of the underwriters’ over-allotment option) through the underwriters named on the cover page of the Public Offering Prospectus.

•	Selling Stockholder Resale Prospectus. A prospectus to be used in connection with the potential resale by certain selling stockholders of 1,568,182 shares of our common stock.

The Public Offering Prospectus and the Selling Stockholder Resale Prospectus were substantively identical in all respects except for certain matters specific to the two different offerings described in such prospectuses.

This Post-Effective Amendment No. 1 is being filed by the Registrant to update and supplement information contained in the Registration Statement and the two prospectuses contained therein to, among other things, incorporate by reference the Company’s periodic reports filed and to be with the SEC, including the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.

No additional securities are being registered under this Post-Effective Amendment No. 1. This Post-Effective Amendment No. 1 concerns only (i) the offer and sale of shares of common stock issuable from time to time upon exercise of the warrants described therein that remain unexercised, and (ii) the resale of shares of common stock by the Selling Stockholders.

All filing fees payable in connection with the registration of these securities were previously paid in connection with the initial filing of the Registration Statement.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 9, 2021

AUDDIA INC.

This prospectus relates to the issuance of up to (i) 3,991,818 shares of common stock upon the exercise of Series A Warrants that were issued as part of our initial public offering, exercisable immediately at an exercise price of $4.5375 per share, and which expire on February 19, 2026, or the Base Warrants, (ii) 598,772 shares of common stock upon the exercise of Series A Warrants that were issued as part of our initial public offering, exercisable immediately at an exercise price of $4.5375 per share and expire on February 19, 2026, or the Option Warrants, and (iii) 319,346 shares of common stock upon the exercise of underwriter representative warrants that were issued as part of an initial public offering, exercisable on and after August 19, 2021 at an exercise price of $5.15625 per share, and expire on February 19, 2026, or the Representative Warrants. The Base Warrants, Option Warrants and Representative Warrants are collectively referred to herein as the Warrants.

Our shares of common stock trade on the Nasdaq Capital Market under the symbol “AUUD”. On July [__], 2021, the last reported sale price of our ordinary shares on Nasdaq was $[___] per share.

Our Series A Warrants stock trade on the Nasdaq Capital Market under the symbol “AUUDW”. On July [__], 2021, the last reported sale price of our Series A Warrants on Nasdaq was $[___] per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 5 and in Item 1A – “Risk Factors” of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July [__], 2021

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

OUR BUSINESS

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.”

In this prospectus, unless the context otherwise requires, the terms “Auddia,” “the Company,” “we,” “us” and “our” refer to Auddia Inc.

Overview

Auddia is a technology company headquartered in Boulder, CO that is reinventing how consumers engage with audio through the development of a proprietary AI platform for audio and innovative technologies for podcasts. Auddia is leveraging these technologies to bring to market two industry first apps, Auddia and Vodacast.

Auddia gives consumers the opportunity to listen to any AM/FM radio station with no commercials while personalizing the listening experience through skips, the insertion of on-demand content and the programming of audio routines to customize listening sessions such as a daily commute. The Auddia app represents the first time consumers can access the local content uniquely provided by radio in the commercial free and personalized manner many consumers have come to demand for media consumption.

Vodacast is a podcasting app that provides an interactive digital feed to supplement podcast audio with additional content to tell deeper stories and give podcasters access to digital revenue for the first time. Vodacast is also introducing a new payments platform that allows consumers to make on-demand micropayments to enjoy any podcast episode commercial free, without needing to be a subscriber.

The Company is currently finalizing development and testing of the minimally viable product (“MVP”) version of the Auddia App and initiated the first consumer pilots in the second quarter of 2021 with a full commercial launch to follow later in 2021.

The Company has also developed a new podcasting platform called Vodacast. The platform is unique in that it is designed to add new monetization channels for podcasters while delivering a superior content experience for listeners. Vodacast leverages technologies and proven product concepts from the Company’s previously developed and deployed platform to deliver on these objectives for the radio industry.

Vodacast mobile apps are available today through the iOS and Android app stores.

Our corporate information

We were originally formed as Clip Interactive, LLC in January 2012, as a limited liability company under the laws of the State of Colorado. In connection with our February 2021 IPO, we converted into a Delaware corporation pursuant to a statutory conversion and were renamed Auddia Inc.

Our principal executive offices are located at 2100 Central Ave., Suite 200, Boulder, CO 80301. Our main telephone number is (303) 219-9771. Our internet website is www.auddia.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

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THE OFFERING

Securities offered by us	Up to 4,909,936 shares of common stock upon the exercise of the Warrants.

Description of the Warrants

The Base Warrants and Option Warrants have a per share exercise price of $4.5375, were exercisable immediately upon issuance and expire on February 19, 2026.

The Representative Warrants have a per share exercise price of $5.15625, are exercisable on and after August 19, 2021, and expire on February 19, 2026.

Common stock to be outstanding after this offering	16,201,765 shares of common stock if the Warrants are exercised in full.

Nasdaq symbols	Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “AUUD.” Our Series A Warrants are listed on the Nasdaq Capital Market under the symbol “AUUDW.”

Risk Factors	You should carefully read the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in our securities.

The number of shares outstanding after this offering is based on 11,291,829 shares of our common stock outstanding as of June 30, 2021, and excludes:

•	300,353 shares of our common stock reserved for issuance under outstanding stock options,
•	358,334 shares of common stock reserved for issuance upon the exercise of outstanding common share warrants,
•	1,500,000 shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan,
•	4,590,590 shares of common stock reserved for issuance upon the exercise of our publicly traded outstanding Series A Warrants, and
•	319,346 shares of common stock reserved for issuance upon the exercise of the outstanding Representative Warrants.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated by reference in this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential collaborations. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus. Important factors that could cause our results to vary from expectations include, but are not limited to:

☐	our expenses, ongoing losses, future revenue, capital requirements and need for and ability to obtain additional financing;

☐	changes in senior management, loss of one or more key personnel or our inability to attract, hire, integrate and retain highly skilled personnel;

☐	our ability to avoid and defend against intellectual property infringement, misappropriation and other claims including breaches of security of confidential consumer information;

☐	difficulties with certain vendors and suppliers we rely on or will rely on;

☐	our competition and market development; and

☐	the impact of laws and regulations on our operations.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained (or incorporated by reference) in this prospectus, those results may not be indicative of results in subsequent periods.

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The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under “Risk Factors” and elsewhere in this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Please carefully consider the risks described in Item 1A – “Risk Factors” of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to purchase any of our common stock. If any of these risks are realized, our business, financial condition, results of operations and prospects would likely be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

In the event of full exercise for cash of all of the Warrants that remain outstanding, we will receive gross proceeds of approximately $22.5 million.

We intend to use the net proceeds from this offering, together with our existing cash, to build out and complete the Auddia and Vodacast platforms, expand our sales and marketing efforts, and for general and administration expenses.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development team, the scale achieved by our sales and marketing team, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

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CAPITALIZATION

The following table describes our cash and capitalization as of March 31, 2021 (unaudited):

You should read this information together with our financial statements and related notes incorporated by reference in this prospectus and the information set forth under the headings “Use of Proceeds” in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference in this prospectus.

As of March 31, 2021
Cash	$6,162,647
Restricted cash	2,000,000
Shareholders' equity (deficit):
Preferred stock - $0.001 par value, 10,000,0000 authorized, actual, and 0 shares issued and outstanding, actual	–
Common stock - $0.001 par value, 100,000,000 authorized, actual; 11,291,829 shares issued and outstanding, actual	11,292
Additional paid-in capital	67,939,382
Accumulated deficit	(60,656,818)
Total shareholders’ equity (deficit)	7,293,856

Total liabilities and shareholders’ equity (deficit)	$10,446,853

The number of shares of common stock issued and outstanding in the table above is based on 11,291,829 shares of our common stock outstanding as of March 31, 2021, and excludes:

•	300,353 shares of our common stock reserved for issuance under outstanding stock options,
•	358,334 shares of common stock reserved for issuance upon the exercise of outstanding common share warrants,
•	1,500,000 shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan,
•	4,590,590 shares of common stock reserved for issuance upon the exercise of our publicly traded outstanding Series A Warrants, and
•	319,346 shares of common stock reserved for issuance upon the exercise of the outstanding Representative Warrants.

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DESCRIPTION OF CAPITAL STOCK

The following description is intended as a summary of our certificate of incorporation (which we refer to as our “charter”) and our bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws.

We have two classes of securities registered under Section 12 of the Exchange Act. Our shares of common stock are listed on The Nasdaq Stock Market under the trading symbol “AUUD.” Our Series A Warrants are listed on the Nasdaq Stock Market under the trading symbol “AUUDW.”

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred stock

Our board will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

No shares of preferred stock are currently outstanding.

Anti-Takeover Effects of Delaware Law and Provisions of our Charter and our Bylaws

Certain provisions of the DGCL and of our charter and our bylaws could have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

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Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Board Composition and Filling Vacancies

Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock. Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

No Written Consent of Stockholders

Our charter and bylaws provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

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Meetings of Stockholders

Our charter and bylaws provide that only a majority of the members of our Board then in office, our Executive Chairman or our Chief Executive Officer may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Advance Notice Requirements

Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to our Charter and Bylaws

The DGCL, provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt certain provisions of our charter.

Undesignated preferred stock

Our charter provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board could cause shares of convertible preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our charter grants our board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum

Our charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our charter also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Despite the fact that the certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive federal forum provisions for Securities Act claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

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Series A Warrants

Each Series A Warrant represents the right to purchase one share of common stock at an exercise price of $ 4.54. The Series A Warrants are exercisable beginning February 19, 2021 will terminate on the 5th anniversary date the warrants are first exercisable. The exercise price and number of shares for which each Series A Warrant may be exercised is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Holders of the Series A Warrants may exercise their Series A Warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the Series A Warrants is being exercised must be made within two trading days following such exercise. In the event that the registration statement relating to the Series A Warrants shares (the “Warrant Shares”) is not effective, a holder of Series A Warrants may only exercise its Series A Warrants for a net number of Warrant Shares pursuant to the cashless exercise procedures specified in the Series A Warrants. Series A Warrants may be exercised in whole or in part, and any portion of a Series A Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a Series A Warrant.

Upon the holder’s exercise of a Series A Warrant, we will issue the shares of common stock issuable upon exercise of the Series A Warrant within three trading days of our receipt of notice of exercise, subject to timely payment of the aggregate exercise price therefor.

The shares of common stock issuable on exercise of the Series A Warrants will be, when issued in accordance with the Series A Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

If, at any time a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive upon exercise of the Series A Warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction.

The Series A Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the Series A Warrants require the written consent of the holder of such Series A Warrants and us. The Series A Warrants will be issued in book-entry form under a warrant agent agreement between V-Stock Transfer Company, Inc. as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

You should review a copy of the warrant agent agreement and the form of the Series A Warrants, each of which are included as exhibits to the registration statement of which this prospectus is a part.

Transfer Agent, Registrar, Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for our Series A Warrants is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

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Representative Warrant

In connection with our IPO, we issued the representative of our IPO underwriters a warrant to purchase up to 319,346 shares of common stock at an exercise price of $5.15625. The Representative warrant contains a cashless exercise feature. The Representative Warrant may be exercised beginning six months from the date of effectiveness of our IPO registration statement, and shall expire five years from such effective date. The Representative Warrant contains limitations on exercise that prevent the holder from acquiring shares upon exercise that would result in the number of shares beneficially owned by the representative and its affiliates, including the shares issuable upon exercise, exceeding 9.99% of the total number of shares of our common stock then issued and outstanding. The Representative Warrant has provisions for piggyback registration rights for a period of five years after our IPO.

Pre-IPO Warrants

At June 30, 2021 we had 358,334 outstanding common stock warrants which were issued to investors prior to our IPO. These warrants have a weighted-average exercise price of $7.02, and will expire in October 2023.

These warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of the underlying shares at the time of exercise of the warrant after deduction of a number of shares equal in value to the aggregate exercise price. The warrants contain provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations.

Pre-IPO Stock Options

At June 30, 2021 we had 300,353 outstanding common stock options which have a weighted-average exercise price of $3.65. These options were granted under the Clip Interactive, LLC 2013 Equity Incentive Plan. We ceased granting awards under the 2013 Plan upon the implementation of the 2021 Plan described below.

2021 Equity Incentive Plan

The Company’s 2021 Equity Incentive Plan, which became effective upon the completion of the IPO in February 2021, serves as the successor equity incentive plan to the 2013 Plan. The 2021 Plan and has 1,500,000 shares of common stock available for issuance.

The 2021 Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2022 and ending in 2030 equal to the lesser of (a) five percent (5%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (b) such smaller number of shares of stock as determined by our board of directors.

At June 30, 2021, there were no grants outstanding under the 2021 Plan.

Piggyback registration rights

If we register any of our equity securities either for our own account or for the account of other security holders, certain of our pre-IPO stockholders are entitled to piggyback registration rights and may include their shares in the registration. The underwriters may advise us to limit the number of shares included in any underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering. If this occurs, the aggregate number of securities held by such stockholders that may be included in the underwriting shall be allocated among all requesting stockholders in proportion to the amount of securities sought to be sold by each such stockholder.

The piggyback registration rights granted to certain of our pre-IPO stockholders will terminate, with respect to each such holder, as of the date when all registrable securities held by and issued to such holder may be sold under Rule 144 under the Securities Act, provided such holder owns less than 1% of the outstanding common stock of the Company.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

This prospectus relates to the shares of common stock issuable upon exercise of the Base Warrants, Option Warrants and Representative Warrants.

The material terms and provisions of our common stock and each other class of our securities are described under the caption “Description of Capital Stock” in this prospectus.

PLAN OF DISTRIBUTION

The ongoing offer and sale by us of the shares of common stock issuable upon exercise of the Warrants is being made pursuant to this prospectus.

We will deliver shares of common stock upon exercise of the Warrants, in whole or in part. Each Warrant contains instructions for the exercise. In order to exercise a Warrant, the holder must deliver the information required by the applicable warrant agreement, along with payment of the exercise price, if the exercise price is being paid in cash, for the shares to be purchased. We will then deliver our shares in the manner described in the applicable warrant agreement.

LEGAL MATTERS

Bingham & Associates Law Group, APC of Encinitas, CA has passed upon the validity of the shares of common stock offered hereby.

EXPERTS

Daszkal Bolton LLP (“Daszkal”), independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Daskal’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

We also maintain a website at www.auddia.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider information on our website to be part of this prospectus.

You may also request a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Auddia Inc.

Attn: Investor Relations

2100 Central Avenue, Suite 200

Boulder, CO 80301

Telephone: (303) 219-9771

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC (SEC File No. 001-40071), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed with the SEC on May 14, 2021;

•	our Current Reports on Form 8-K, filed with the SEC, on February 22, March 18, April 15, and July 8, 2021; and

•	the description of our securities registered pursuant to Section 12 of the Exchange Act our Registration Statement on Form 8-A (File No. 001-40071), filed with the SEC under Section 12(b) of the Exchange Act, on February 16, 2021, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Auddia Inc., Attn: Investor Relations, 2100 Central Avenue, Suite 200, Boulder, CO 80301; Telephone: (303) 219-9771; E-mail: bhoff@auddia.com.

You also may access these filings, free of charge, on the SEC’s website at www.sec.gov or on our website at www.auddia.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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AUDDIA, INC.

PROSPECTUS

July [__], 2021

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 9, 2021

AUDDIA INC.

1,568,182 shares

of

Common Stock

This prospectus relates to the offer for sale of shares of common stock, par value $0.001 per share, by the existing holders of the securities named in this prospectus, referred to as selling stockholders throughout this prospectus. We will not receive any of the proceeds from the sale of common shares by the selling stockholders named in this prospectus.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on The Nasdaq Capital Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Our shares of common stock trade on the Nasdaq Capital Market under the symbol “AUUD”. On July [__], 2021, the last reported sale price of our ordinary shares on Nasdaq was $[___] per share.

Our Series A Warrants stock trade on the Nasdaq Capital Market under the symbol “AUUDW”. On July [__], 2021, the last reported sale price of our Series A Warrants on Nasdaq was $[___] per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page Resale-3 and in Item 1A – “Risk Factors” of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July [__], 2021.

Our Business	Resale-1
Information Regarding Forward-Looking Statements	Resale-2
Risk Factors	Resale-3
Use of Proceeds	Resale-3
Dividend Policy	Resale-3
Capitalization	Resale-4
Description of Capital Stock	Resale-5
Description of Securities We Are Offering	Resale-10
Selling Stockholders	Resale-11
Plan of Distribution	Resale-12
Legal Matters	Resale-13
Experts	Resale-13
Where you can find more Information	Resale-13
Incorporation by Reference	Resale-14

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

OUR BUSINESS

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.”

In this prospectus, unless the context otherwise requires, the terms “Auddia,” “the Company,” “we,” “us” and “our” refer to Auddia Inc.

Overview

Auddia is a technology company headquartered in Boulder, CO that is reinventing how consumers engage with audio through the development of a proprietary AI platform for audio and innovative technologies for podcasts. Auddia is leveraging these technologies to bring to market two industry first apps, Auddia and Vodacast.

Auddia gives consumers the opportunity to listen to any AM/FM radio station with no commercials while personalizing the listening experience through skips, the insertion of on-demand content and the programming of audio routines to customize listening sessions such as a daily commute. The Auddia app represents the first time consumers can access the local content uniquely provided by radio in the commercial free and personalized manner many consumers have come to demand for media consumption.

Vodacast is a podcasting app that provides an interactive digital feed to supplement podcast audio with additional content to tell deeper stories and give podcasters access to digital revenue for the first time. Vodacast is also introducing a new payments platform that allows consumers to make on-demand micropayments to enjoy any podcast episode commercial free, without needing to be a subscriber.

The Company is currently finalizing development and testing of the minimally viable product (“MVP”) version of the Auddia App and initiated the first consumer pilots in the second quarter of 2021 with a full commercial launch to follow later in 2021.

The Company has also developed a new podcasting platform called Vodacast. The platform is unique in that it is designed to add new monetization channels for podcasters while delivering a superior content experience for listeners. Vodacast leverages technologies and proven product concepts from the Company’s previously developed and deployed platform to deliver on these objectives for the radio industry.

Vodacast mobile apps are available today through the iOS and Android app stores.

Our corporate information

We were originally formed as Clip Interactive, LLC in January 2012, as a limited liability company under the laws of the State of Colorado. In connection with our February 2021 IPO, we converted into a Delaware corporation pursuant to a statutory conversion and were renamed Auddia Inc.

Our principal executive offices are located at 2100 Central Ave., Suite 200, Boulder, CO 80301. Our main telephone number is (303) 219-9771. Our internet website is www.auddia.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated by reference in this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential collaborations. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus. Important factors that could cause our results to vary from expectations include, but are not limited to:

☐	our expenses, ongoing losses, future revenue, capital requirements and need for and ability to obtain additional financing;

☐	changes in senior management, loss of one or more key personnel or our inability to attract, hire, integrate and retain highly skilled personnel;

☐	our ability to avoid and defend against intellectual property infringement, misappropriation and other claims including breaches of security of confidential consumer information;

☐	difficulties with certain vendors and suppliers we rely on or will rely on;
.
☐	our competition and market development; and

☐	the impact of laws and regulations on our operations.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained (or incorporated by reference) in this prospectus, those results may not be indicative of results in subsequent periods.

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The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under “Risk Factors” and elsewhere in this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Please carefully consider the risks described in Item 1A – “Risk Factors” of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to purchase any of our common stock. If any of these risks are realized, our business, financial condition, results of operations and prospects would likely be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

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CAPITALIZATION

The following table describes our cash and capitalization as of March 31, 2021 (unaudited):

You should read this information together with our financial statements and related notes incorporated by reference in this prospectus and the information set forth under the headings “Use of Proceeds” in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference in this prospectus.

As of March 31, 2021
Cash	$6,162,647
Restricted cash	2,000,000
Shareholders' equity (deficit):
Preferred stock - $0.001 par value, 10,000,0000 authorized, actual, and 0 shares issued and outstanding, actual	–
Common stock - $0.001 par value, 100,000,000 authorized, actual; 11,291,829 shares issued and outstanding, actual	11,292
Additional paid-in capital	67,939,382
Accumulated deficit	(60,656,818)
Total shareholders’ equity (deficit)	7,293,856

Total liabilities and shareholders’ equity (deficit)	$10,446,853

The number of shares of common stock issued and outstanding in the table above is based on 11,291,829 shares of our common stock outstanding as of March 31, 2021, and excludes:

•	300,353 shares of our common stock reserved for issuance under outstanding stock options,
•	358,334 shares of common stock reserved for issuance upon the exercise of outstanding common share warrants,
•	1,500,000 shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan,
•	4,590,590 shares of common stock reserved for issuance upon the exercise of our publicly traded outstanding Series A Warrants, and
•	319,346 shares of common stock reserved for issuance upon the exercise of the outstanding Representative Warrants.

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DESCRIPTION OF CAPITAL STOCK

The following description is intended as a summary of our certificate of incorporation (which we refer to as our “charter”) and our bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws.

We have two classes of securities registered under Section 12 of the Exchange Act. Our shares of common stock are listed on The Nasdaq Stock Market under the trading symbol “AUUD.” Our Series A Warrants are listed on the Nasdaq Stock Market under the trading symbol “AUUDW.”

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred stock

Our board will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

No shares of preferred stock are currently outstanding.

Anti-Takeover Effects of Delaware Law and Provisions of our Charter and our Bylaws

Certain provisions of the DGCL and of our charter and our bylaws could have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

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Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Board Composition and Filling Vacancies

Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock. Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

No Written Consent of Stockholders

Our charter and bylaws provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

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Meetings of Stockholders

Our charter and bylaws provide that only a majority of the members of our Board then in office, our Executive Chairman or our Chief Executive Officer may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Advance Notice Requirements

Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to our Charter and Bylaws

The DGCL, provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt certain provisions of our charter.

Undesignated preferred stock

Our charter provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board could cause shares of convertible preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our charter grants our board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum

Our charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our charter also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Despite the fact that the certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive federal forum provisions for Securities Act claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

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Series A Warrants

Each Series A Warrant represents the right to purchase one share of common stock at an exercise price of $ 4.54. The Series A Warrants are exercisable beginning February 19, 2021 will terminate on the 5th anniversary date the warrants are first exercisable. The exercise price and number of shares for which each Series A Warrant may be exercised is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Holders of the Series A Warrants may exercise their Series A Warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the Series A Warrants is being exercised must be made within two trading days following such exercise. In the event that the registration statement relating to the Series A Warrants shares (the “Warrant Shares”) is not effective, a holder of Series A Warrants may only exercise its Series A Warrants for a net number of Warrant Shares pursuant to the cashless exercise procedures specified in the Series A Warrants. Series A Warrants may be exercised in whole or in part, and any portion of a Series A Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a Series A Warrant.

Upon the holder’s exercise of a Series A Warrant, we will issue the shares of common stock issuable upon exercise of the Series A Warrant within three trading days of our receipt of notice of exercise, subject to timely payment of the aggregate exercise price therefor.

The shares of common stock issuable on exercise of the Series A Warrants will be, when issued in accordance with the Series A Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

If, at any time a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive upon exercise of the Series A Warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction.

The Series A Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the Series A Warrants require the written consent of the holder of such Series A Warrants and us. The Series A Warrants will be issued in book-entry form under a warrant agent agreement between V-Stock Transfer Company, Inc. as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

You should review a copy of the warrant agent agreement and the form of the Series A Warrants, each of which are included as exhibits to the registration statement of which this prospectus is a part.

Transfer Agent, Registrar, Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for our Series A Warrants is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

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Representative Warrant

In connection with our IPO, we issued the representative of our IPO underwriters a warrant to purchase up to 319,346 shares of common stock at an exercise price of $5.15625. The Representative warrant contains a cashless exercise feature. The Representative Warrant may be exercised beginning six months from the date of effectiveness of our IPO registration statement, and shall expire five years from such effective date. The Representative Warrant contains limitations on exercise that prevent the holder from acquiring shares upon exercise that would result in the number of shares beneficially owned by the representative and its affiliates, including the shares issuable upon exercise, exceeding 9.99% of the total number of shares of our common stock then issued and outstanding. The Representative Warrant has provisions for piggyback registration rights for a period of five years after our IPO.

Pre-IPO Warrants

At June 30, 2021 we had 358,334 outstanding common stock warrants which were issued to investors prior to our IPO. These warrants have a weighted-average exercise price of $7.02, and will expire in October 2023.

These warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of the underlying shares at the time of exercise of the warrant after deduction of a number of shares equal in value to the aggregate exercise price. The warrants contain provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations.

Pre-IPO Stock Options

At June 30, 2021 we had 300,353 outstanding common stock options which have a weighted-average exercise price of $3.65. These options were granted under the Clip Interactive, LLC 2013 Equity Incentive Plan. We ceased granting awards under the 2013 Plan upon the implementation of the 2021 Plan described below.

2021 Equity Incentive Plan

The Company’s 2021 Equity Incentive Plan, which became effective upon the completion of the IPO in February 2021, serves as the successor equity incentive plan to the 2013 Plan. The 2021 Plan and has 1,500,000 shares of common stock available for issuance.

The 2021 Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2022 and ending in 2030 equal to the lesser of (a) five percent (5%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (b) such smaller number of shares of stock as determined by our board of directors.

At June 30, 2021, there were no grants outstanding under the 2021 Plan.

Piggyback registration rights

If we register any of our equity securities either for our own account or for the account of other security holders, certain of our pre-IPO stockholders are entitled to piggyback registration rights and may include their shares in the registration. The underwriters may advise us to limit the number of shares included in any underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering. If this occurs, the aggregate number of securities held by such stockholders that may be included in the underwriting shall be allocated among all requesting stockholders in proportion to the amount of securities sought to be sold by each such stockholder.

The piggyback registration rights granted to certain of our pre-IPO stockholders will terminate, with respect to each such holder, as of the date when all registrable securities held by and issued to such holder may be sold under Rule 144 under the Securities Act, provided such holder owns less than 1% of the outstanding common stock of the Company.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

This prospectus relates to the shares of common stock which may be sold from time to time by the Selling Stockholders.

The material terms and provisions of our common stock and each other class of our securities are described under the caption “Description of Capital Stock” in this prospectus.

As explained in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement of which this prospectus forms a part, also contains the Selling Stockholder Prospectus to be used in connection with the potential resale by certain selling stockholders of up to an aggregate of 1,568,182 shares of our common stock owned by current shareholders. These shares of common stock were registered to permit public resale of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this Selling Stockholder Prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

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SELLING STOCKHOLDERS

An aggregate of 1,568,182 shares of our common stock are currently being offered under this prospectus by certain stockholders who were investors in private placement financings between 2012 and 2019.

The following table sets forth certain information with respect to each selling stockholder for whom we are registering shares for resale to the public. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. None of the selling stockholders are broker-dealers or affiliates of broker-dealers, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The percentage of shares beneficially owned after the offering is based on 11,291,829 shares of common stock to be outstanding as of June 30, 2021.

Name	Total Number of shares owned prior to this Offering	Number of Shares being offered	Percentage of shares owned prior to this Offering	Percentage of shares owned this Offering assuming all Shares are sold

Alexander Martello III	46,919	46,919	0.42%	0.00%
Andrew C. Smith	56,055	56,055	0.50%	0.00%
Aram Neuschatz	30,932	30,932	0.27%	0.00%
Carmine Solomine	36,751	32,831	0.33%	0.03%
ESU Investments LLC (1)	348,598	348,598	3.09%	0.00%
Gary D. Bartholomew III	31,979	31,979	0.28%	0.00%
John M. Magness	56,595	56,595	0.50%	0.00%
John Triscoli	72,739	72,739	0.64%	0.00%
John W. Noble Jr.	236,723	236,723	2.09%	0.00%
Leslie E. Gaschler	27,363	27,363	0.24%	0.00%
Marc G. Preininger	126,675	126,675	1.12%	0.00%
Mark S. Carelli	57,964	57,964	0.51%	0.00%
Michael Mahoney	32,892	32,892	0.29%	0.00%
Paul Martello	104,482	104,482	0.93%	0.00%
Pete J. Caddigan	45,594	45,594	0.40%	0.00%
Richard E. Scott	53,736	53,736	0.48%	0.00%
Richard F. Ball	130,552	130,552	1.16%	0.00%
Thomas Napoli	39,512	39,512	0.35%	0.00%
William L. Daly	36,041	36,041	0.32%	0.00%
	1,572,102	1,568,182	13.92%	0.03%

__________________________

(1) John Scarano has full investment authority over the shares held by ESU Investments LLC

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PLAN OF DISTRIBUTION

Plan of Distribution for Selling Shareholders

The selling shareholders may sell some or all of their shares in one or more transactions that may take place on The Nasdaq Capital Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders.

The Selling Shareholders’ shares may be sold or distributed from time to time by the selling shareholders, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities market where our common stock is trading;

•	through direct sales to purchasers or sales effected through agents;

•	privately negotiated transactions;

•	any combination of the foregoing; or

•	any other method permitted by law

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers.

Each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to engage in a distribution of the common stock. Upon us being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the distribution of common stock, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being distributed and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Each selling shareholder may sell all, some or none of the Selling Shareholders’ Shares registered pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the shares of common stock registered hereunder will be freely tradable in the hands of persons other than our affiliates that acquire such shares.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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LEGAL MATTERS

Bingham & Associates Law Group, APC has passed upon the validity of the shares of common stock offered hereby for us.

EXPERTS

Daszkal Bolton LLP (“Daszkal”), independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Daskal’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

We also maintain a website at www.auddia.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider information on our website to be part of this prospectus.

You may also request a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Auddia Inc.

Attn: Investor Relations

2100 Central Avenue, Suite 200

Boulder, CO 80301

Telephone: (303) 219-9771

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC (SEC File No. 001-40071), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed with the SEC on May 14, 2021;

•	our Current Reports on Form 8-K, filed with the SEC, on February 22, March 18, April 15, and July 8, 2021; and

•	the description of our securities registered pursuant to Section 12 of the Exchange Act our Registration Statement on Form 8-A (File No. 001-40071), filed with the SEC under Section 12(b) of the Exchange Act, on February 16, 2021, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Auddia Inc., Attn: Investor Relations, 2100 Central Avenue, Suite 200, Boulder, CO 80301; Telephone: (303) 219-9771; E-mail: bhoff@auddia.com.

You also may access these filings, free of charge, on the SEC’s website at www.sec.gov or on our website at www.auddia.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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1,568,182 shares

of

Common Stock

AUDDIA INC.

PROSPECTUS

July [__], 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses in connection with this registration statement.

Securities and Exchange Commission registration fee	$–
Legal fees and expenses	10,000	*
Accountants’ fees and expenses	10,000	*
Total	$20,000	*

* Estimated

Item 14.	Indemnification of Directors and Officers.

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

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These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the company or any of its subsidiaries or was serving at the company’s request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

The form of Underwriting Agreement, to be filed as Exhibit 1.1 hereto, provides for indemnification by the underwriters of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

During the three-year period preceding the date of filing of this registration statement, we have issued securities in the transactions described below without registration under the Securities Act.

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Clip Interactive, LLC

Since January 1, 2016, Clip Interactive, LLC issued the following securities that were not registered under the Securities Act:

In 2016, 967,895 shares of Series B Preferred Stock were issued for cash proceeds of $1,009,998 at $ 1.0435 per share.

In 2017, Convertible Notes in the amount of $4,888,077 plus $190,097 in accrued interest were converted into 4,866,483 shares of Series B at $1.0435 per share. Issuance costs of $46,372 were incurred with the issuance during 2017. Also in 2017, 184,602 shares of Series B were issued at fair value of $192,632 at $1.0435 per share to Clip Digital shareholders (a related party). This transaction was the result of termination of Clip Digital, LLC which triggered investor rights that converted Clip Digital LLC investment amounts into Series B shares of the Company.

In 2018 and 2017, 235,967 and 247,246 shares of Series B were issued for subscription receivables and cash of $246,231 and $258,001, respectively, at $1.0435 per share.

In 2018, we issued 2,049,396 Series B preferred shares for cash totaling $2,138,545.

During 2018, the Company approved a share exchange as described in our financial statements which has been treated in substance as a stock split of 9.07:1.00 for authorized and outstanding shares participating in a pay to play financing with all share and per-share amounts for Series F, Series 1 Common Shares, and options.

In 2018, 354,516 and 131,782 shares of Series B were issued in exchange of notes payable to a related party for $370,000 and foregone wages of $137,515 at $1.0435 per share.

In 2018, 186,271,597 shares of Series C were issued at $0.115 per share in exchange for 5,300,000 Series A shares and 15,230,334 Series B shares.

In 2018, 51,672,086, 4,530,861 and 4,497,827 shares of Series 1 Common Shares were issued at $0.023 per share for cash proceeds of $1,188,458, for conversion of accrued interest of $104,210, and for subscriptions receivable of $103,450, respectively.

In 2019, 31,799,648 shares of Series 1 Common shares were issued for cash proceeds of $731,392 at $0.023 per share. A total of 31,666,865 of these Series 1 Common shares issued reduced the Series F shares outstanding so that only 132,783 of the Series 1 Common shares issued were dilutive to the existing shareholders.

During 2019, the agreement with a shareholder for a collateral arrangement was converted into a long-term note totaling $725,000 due upon maturity on June 30, 2020. The collateral agreement was extended under similar terms.

In 2019, an additional 127,045 shares of Series B were issued at $1.0435 per share or $132,571 to four shareholders in connection with an extension of the 2018 “Pay to Play” financing. The 127,045 shares of Series B were converted into 1,152,675 Series C shares at a conversion of 9.07:1.00 for the Pay to Play as detailed in the notes to our financial statements. The four shareholders received 12,008,057 Series C shares at $0.115 per share in exchange for 1,050,000 Series A shares, 146,450 Series B shares and 127,045 additional Series B shares. The four new shareholder participants also forfeited and exchanged 2,392,900 previously issued Series 1 Common warrants issued in October 2018 for giving consent to the Pay to Play dilution as non-participants and as a result of subsequently electing to participate in 2019 in the extension of the Pay to Play financing, received common warrants totaling 177,323 new Series 1 Common warrants which combined with the Series C preferred shares received resulted in excess incremental fair value over the Series A preferred shares exchanged, resulting in a deemed dividend of approximately $594,000. There was no incremental fair value associated with the holders of Series B preferred shares.

In 2019 one additional shareholder that did not participate in the pay to play financing gave his consent to the dilutive financing and received 2,165,426 Series 1 Common warrants price at $0.023 per share. The accounting impact was identical to the previous non-participants that gave consent to the transaction and resulted in a deemed dividend of approximately $44,000.

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During 2019, the Company began a Convertible Note financing which accrues 6% interest and converts at the effective date of this registration statement at a 30% discount to the IPO price and raised $462,500. Upon the IPO, a beneficial conversion feature was recorded due to the discount estimate of 30%. The amount was recorded as additional interest for the convertible notes on the statement of operations.

In October 2019 the Company obtained a $400,000 non interest short term loan from a related party. The Company was advanced $200,000 net of $12,000 in closing fees and the remainder $200,000 was put into an escrow account. On December 2019, the Company made a principal payment of $57,000. The remaining $243,000 of principal and loan financing fees was due on January 30, 2020.

In July 2019, the Company initiated a financing in the amount of $2.0 million in the form of a 6% Convertible Promissory Notes due December 31, 2019. In December of 2019, a majority of noteholders voted to extend the due date from December 31, 2019 to March 31, 2020.

Subsequent to December 31, 2019, the Company sold $75,000 of 6% Convertible Promissory Notes, due March 31, 2020, to two new investors that convert mandatorily to common stock at a 50% discount to the IPO price. In addition, the Company sold $842,265 of a new of 6% Convertible Promissory Notes, due March 31, 2020, (the 2020 Notes) with a mandatory conversion into common shares at a 75% discount to the IPO price.

During 2019, the Company entered into notes payable (the "Notes") with three related parties for $80,000, $200,000 and $50,000, respectively. The $80,000 note was repaid in January 2020. The two other note holders elected to convert their notes into the 2020 Notes, described above.

Also subsequent to December 31, 2018, the Company initiated the sale of Series 1 Common shares to existing investors. Sale of the Series 1 Common terminated on November 30, 2019 and raised $477,010. In December 2019, the Company proposed terminating the prior sale of the Series 1 Common and converting the investment into the 2020 Notes. All investors in the Series 1 Common were notified of the proposed change. Unanimous approval was documented by all investors executing subscription agreements terminating their Series 1 Common subscriptions and reallocating their investment into the 2020 Notes.

In November 2019, an investor defaulted on 25% or $23,414 of his Equity Note Receivable issued in connection with a financing round completed earlier in 2019. A total of 1,917,992 Series C Preferred shares were cancelled which were previously issued at a conversion rate of 9.07:1.00 for the series A and B preferred shares effectively reversing 25% of the earlier transaction. As a result, the exchange transaction was rescinded resulting in 187,500 shares of Series A Preferred being re-issued at $1.00 per share and 23,896 shares of Series B Preferred shares were re-issued at $1.0435 per share in connection with the default. An additional 203,580 Series C Preferred shares at $0.115/share were also forfeited. The defaulting shareholder was reissued 422,792 shares of Series 1 Common Stock Warrants previously issued for giving consent to the pay to play dilution as a non-participant as a result of subsequently defaulting on his participation. The investor also forfeited 28,934 Series 1 Common Warrants.

In 2018, 680,474 options were exercised as severance to purchase Series 1 common stock.

Subsequent to December 31, 2019, the Company sold an additional $404,601 of Convertible Notes.

Subsequent to December 31, 2019, the Company sold $1,073,244, of a 6% Promissory Notes due December 31, 2021 to a number of existing shareholders in two separate tranches. The notes incorporated the following attributes; interest on the Notes accrues at 6% and if a majority of the noteholders approve, upon the successful completion of a qualified IPO, the notes and accrued interest will convert into equity at per share valuation equal to $40.0 million. In addition, each participant in each tranche would have their original number of shares and warrants doubled.

In April 2020, the Company entered into a promissory note evidencing an unsecured loan (the “Loan”) in the amount of $258,662 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the CARES Act and is administered by the U.S. Small Business Administration.

The promissory note matures in April 2022 and bears interest at a rate of 1% per annum. Beginning November 2020, the Company is required to make 18 monthly payments of principal and interest in the amount of $14,370. The Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The proceeds from the Loan may only be used for payroll costs (including benefits), interest on mortgage obligations, rent, utilities and interest on certain other debt obligations.

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These sales and issuances were made in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 (d), and did not involve any underwriters, underwriting discounts or commissions, or any public offering. The persons and entities who received such securities have represented their intention to acquire these securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends are be affixed to all share certificates issued. All recipients have adequate access through their relationship with us to information about us.

All of the foregoing securities, except those shares that are being registered pursuant to this registration statement, are deemed restricted securities for purposes of the Securities Act. All certificates representing the restricted shares of capital stock described above, included appropriate legends setting forth that the securities have not been registered and the applicable restrictions on transfer.

Auddia Inc.

In February 2021, upon the closing of our IPO, all of our outstanding pre-IPO equity and convertible debt securities automatically converted into 7,300,010 shares of common stock. The issuance of such common stock was exempt from the registration requirements of the Securities Act, pursuant to Section 3(a)(9) of the Securities Act, involving an exchange of securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. No underwriters were involved in this issuance of shares.

On February 19, 2021, pursuant to our IPO Underwriting Agreement, the Company issued a warrant (the “Representative’s Warrant”), which enables the representative of our IPO underwriters to purchase up to an aggregate of 319,346 shares of common stock, at an exercise price equal to $5.15625 per share. The representative’s warrant may be exercised beginning on August 19, 2021 (six months after the commencement of sales of the Offering) until February 19, 2026 (five years after the commencement of sales in the Offering).

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Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description of Document	Incorporated by reference from Form	Filing Date	Exhibit Number	Filed Herewith

1.1		Underwriting Agreement	8-K	02-22-2021	1.1
2.2		Form of Plan of Conversion	8-K	02-22-2021	2.1
3.1		Certificate of Incorporation of the Company	8-K	02-22-2021	3.1
3.2		Bylaws of the Company	8-K	02-22-2021	3.2
3.3		Form of Warrant after Conversion from an LLC to a Corporation	S-1/A	01-28-2020	3.5
3.4		Form of Series A Warrant	S-1/A	02-05-2021	3.6
4.1		Form of Common Stock Certificate	S-1/A	10-08-2020	4.1
4.2		Form of Representative’s Common Stock Purchase Warrant	8-K	02-22-2021	4.1
4.3		Description of Securities	10-K	03-31-2021	4.3
5.1		Opinion of Bingham & Associates Law Group, APC	S-1/MEF	02-16-2021	5.1
10.1	#	Employment Agreement of Michael T. Lawless	S-1	01-10-2020	10.1
10.2	#	Employment Agreement of Peter Shoebridge	S-1	01-10-2020	10.2
10.3	#	Form of Auddia Inc. 2021 Equity Incentive Plan	S-1/A	10-22-2020	10.3
10.4		Collateral and Security Agreement with Related Party (Minnicozzi)	S-1/A	01-28-2020	10.4
10.5		Form of Amendment to Collateral and Security Agreement with Related Party	S-1/A	10-08-2020	10.5
10.6		Form of Convertible Promissory Note	S-1/A	01-28-2020	10.6
10.7		Business Loan Agreement and Guaranty of Related Party with Bank of the West	S-1/A	01-28-2020	10.7
10.8	**	Agreement with Major United States Broadcast Company	S-1/A	01-28-2020	10.8
10.9		Form of Bridge Note	S-1/A	10-22-2020	10.9
10.10		Form of Warrant Agent Agreement	S-1/A	02-05-2021	10.10
10.11		Amendment to Bridge Note	S-1/A	10-22-2020	10.14
10.15		Amended Business Loan Agreement with Bank of the West	10-K	03-31-2021	10.15
23.1		Consent of Daszkal Bolton LLP, Independent Registered Public Accounting Firm				X
23.2		Consent of Bingham & Associates Law Group, APC (included in Exhibit 5.1)	S-1/MEF	02-16-2021
24.1		Power of Attorney (included on signature page)

____________________________

*	To be filed by amendment to this Registration Statement.
**	Certain information contained in this Exhibit has been redacted and appears as “XXXXX” as the disclosure of same would be a disadvantage to the Registrant in the marketplace
***	Previously filed.
#	Indicates management contract or compensatory plan.

(b) Financial Statement Schedules.

None.

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Item 17.	Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, in the State of Colorado, on this 9th day of July, 2021.

AUDDIA INC.

By:	/s/ Michael Lawless
Michael Lawless
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Hoff and Michael Lawless his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Lawless	Chief Executive Officer and Director	July 9, 2021
Michael Lawless	(Principal Executive Officer)
President and Director

/s/ Brian Hoff	Chief Financial Officer	July 9, 2021
Brian Hoff	(Principal Financial and Accounting Officer)

/s/ Jeffery Thramann	Executive Chairman and Director	July 9, 2021
Jeffrey Thramann

/s/ Stephen Deitsch	Director	July 9, 2021
Stephen Deitsch

/s/ Timothy Hanlon	Director	July 9, 2021
Timothy Hanlon

/s/ Thomas Birch	Director	July 9, 2021
Thomas Birch

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